FOR IMMEDIATE RELEASE

Volt Information Sciences Completes Previously Announced Sale of VMC

NEW YORK, NY, October 30, 2017 – Volt Information Sciences, Inc. (NYSE-AMERICAN:VISI), an international provider of staffing services and managed service programs, today announced that it has completed the sale of its quality assurance testing business, a part of its Technology Outsourcing Services and Solutions segment, for $66.4 million in cash to Keywords International Limited.  The business, known in the industry as VMC, provides production development, QA testing and customer support to companies primarily in the video gaming and mobile industries. Volt previously announced on October 24, 2017 that it had entered into a definitive agreement to sell the business.

“We are very pleased to close this value-creating deal.  The sale of VMC, which represented approximately 5% of Volt’s global revenues, generated roughly $64 million in cash, or the equivalent of $3 per share, net of taxes and transaction-related expenses.  This transaction further enhances our balance sheet liquidity and financial flexibility and allowed us to utilize some of our significant tax loss carryforwards. With this divestiture, Volt is now a more focused, pure-play staffing company,” said Michael Dean, President and CEO.

Information concerning the completion of this transaction was filed by Volt today with the Securities and Exchange Commission and can be obtained at www.sec.gov or the ‘Investors’ section of Volt’s website at www.volt.com.

Milbank, Tweed, Hadley & McCloy LLP acted as legal advisor to Volt in connection with the transaction.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based) and managed service programs. Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed services programs supporting primarily professional administration, technical, information technology, light-industrial and engineering positions. Our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our complementary businesses offer customized talent, technology and consulting solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning certain of these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations, 212-704-7921. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investors section. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249